SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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MOLDFLOW CORPORATION
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
DISCUSSION OF PROPOSAL RECOMMENDED BY BOARD OF DIRECTORS
EQUITY COMPENSATION PLAN INFORMATION
INFORMATION REGARDING DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
INFORMATION REGARDING MOLDFLOW STOCK OWNERSHIP
REPORT OF THE AUDIT COMMITTEE
EXPENSES OF SOLICITATION
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CODE OF ETHICS
OTHER MATTERS
APPENDIX A

MOLDFLOW CORPORATION
492 Old Connecticut Path, Suite 401
Framingham, MA 01701

October 13, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Moldflow Corporation (the “Company”) to be held on Friday, November 17, 2006, at 10:00 am local time, at the Company’s headquarters at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701 (including any adjournments or postponements thereof, the “Annual Meeting”).

The Annual Meeting has been called for the purpose of (i) electing two Class I Directors for three-year terms, and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on September 22, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of the Company.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 1:00 A.M. UNITED STATES EASTERN STANDARD TIME ON NOVEMBER 17, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

Sincerely,

A. Roland Thomas
President, Chief Executive Officer
and Chairman of the Board

MOLDFLOW CORPORATION
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(508) 358-5848

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, November 17, 2006

Notice Is Hereby Given that the Annual Meeting of Stockholders of Moldflow Corporation (the “Company”) will be held on Friday, November 17, 2006, at 10:00 am local time, at the Company’s headquarters at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701 (including any adjournments or postponements thereof, the “Annual Meeting”), for the purpose of considering and voting upon:

1. The election of two Class I Directors for three-year terms; and

2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on September 22, 2006 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Lori M. Henderson
Executive Vice President, General Counsel and Secretary
Framingham, Massachusetts
October 13, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 1:00 A.M. UNITED STATES EASTERN STANDARD TIME ON NOVEMBER 17, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

MOLDFLOW CORPORATION
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(508) 358-5848

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, November 17, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moldflow Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Friday, November 17, 2006 at 10:00 a.m. local time, at the Company’s headquarters at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701, and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1. The election of two Class I Directors for three-year terms, such terms to continue until the Annual Meeting of Stockholders in 2009 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal; and

2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about October 13, 2006 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on September 22, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock of the Company (“Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 11,184,856 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 99 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Director nominees and, therefore, will not have an effect on the election of the Director nominees.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. You may also vote by telephone or on the Internet in accordance with the procedures on the Proxy Card. The persons named as attorneys-in-fact in the proxies, A. Roland Thomas, Christopher L. Gorgone and Lori M. Henderson, were selected by the Board of Directors and are officers of the Company. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Director listed in this Proxy Statement. It is not anticipated that any matters other than those set forth herein will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company, including financial statements for the fiscal year ended June 30, 2006 (“Fiscal 2006”), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

DISCUSSION OF PROPOSAL RECOMMENDED BY BOARD OF DIRECTORS

Proposal 1  Election of Directors

The Board of Directors of the Company currently consists of five members and is divided into three classes, with two Directors in Class I, one Director in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each Annual Meeting.

At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated A. Roland Thomas and Robert P. Schechter for re-election as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Thomas and Schechter as Directors. Each nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required For Approval

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Directors of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains equity compensation plans, each of which has been approved by the stockholders of the Company. The following table details information on securities authorized for issuance under the Company’s 2000 Stock Option and Incentive Plan (the “2000 Option Plan”) and the Company’s 1997 Equity Incentive Plan as of June 30, 2006. The Company stopped issuing options or other equity grants under the 1997 Equity Incentive Plan upon the adoption of the 2000 Option Plan; however, there are options outstanding under the 1997 Equity Incentive Plan.

			Number of Securities
			Remaining Available
	Number of Securities to be	Weighted-average	for Future Issuance
	Issued upon Exercise of	Exercise Price of	under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders
1997 and 2000 Stock Option Plans:	2,086,551	$10.85	1,134,260	(1)
Equity compensation plans not approved by security holders	0	N/A	0

(1)	The 2000 Option Plan provides that as of each June 30 and December 31 an additional positive number equal to twenty percent (20%) of the shares of stock issued by the Company during the six-month period then ended be added to the number of shares of stock reserved and available for issuance under such plan.

INFORMATION REGARDING DIRECTORS

Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company. This information is current as of September 22, 2006.

		Director
Name	Age	Since

Class I Directors — Term Expires 2006
Robert P. Schechter(1)(2)*	58	2000
A. Roland Thomas*	47	1997
Class II Director — Term Expires 2007
Frank W. Haydu III(2)	59	2001
Class III Directors — Term Expires 2008
Roger E. Brooks(1)(2)(3)	61	1998
Robert J. Lepofsky(1)(3)	61	2003

*	Nominee for re-election.

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

Robert P. Schechter has served as a Director of the Company since January 2000. Mr. Schechter has served as Chairman and Chief Executive Officer of NMS Communications, a provider of hardware and software solutions for the communications industry, since March 1996 and as its President and Chief Executive Officer since April 1995. Mr. Schechter also serves as a Director of Avici Systems, a provider of routing systems, and Unica Corporation and MapInfo Corporation, both software companies. Mr. Schechter holds degrees from Rensselaer Polytechnic Institute and The Wharton School of the University of Pennsylvania.

A. Roland Thomas has served as a Director of the Company or its predecessors since November 1989. He served as the Company’s Vice President of Research and Development from January 1997 through June 2002 at which time he was appointed President and Chief Executive Officer. Prior to January 1997, he served in various other positions with the Company since 1982. Mr. Thomas holds a Bachelor of Mechanical Engineering degree from the Royal Melbourne Institute of Technology.

Frank W. Haydu III has served as a Director of the Company since October 2001. Since November 2001, Mr. Haydu has served as a Managing Director of Valuation Perspectives, Inc., a financial services consulting practice; and since August 2005, has served in a consulting capacity at Source Precision Medicine, a life sciences medical supplier. Until May 2001, Mr. Haydu served as the Chairman of Haydu & Lind, LLC, a senior living development company. Mr. Haydu also serves as a Director of CombinatoRx, Inc., iParty Corporation and several private companies. Mr. Haydu holds a Bachelor of Arts degree in economics from Muhlenberg College.

Roger E. Brooks has served as a Director of the Company since October 1998. Since March 2004, Mr. Brooks has served as the President of Pantheon Guitars, a builder of acoustic guitars. Since May 2005, Mr. Brooks also has served as Chairman of Abierto Networks LLC, a communications solution provider to the convenience store industry. Previously he served as an independent consultant assisting small and medium sized companies on matters of strategy and financing. Prior to that he served as the President and Chief Executive Officer and a Director of Intelligent Controls, Inc., an electronics and software manufacturer serving the energy industry, from May 1998 to July 2002, at which time he left the company when it was sold. Mr. Brooks holds a Bachelor of Economics degree from the University of Connecticut and a Masters of Business degree from New York University.

Robert J. Lepofsky has served as a Director of the Company since December 2003. Since January 2005, Mr. Lepofsky has served as the President and Chief Executive Officer of Ensign Bickford Industries, Inc., a broadly diversified, privately-held corporation with business interests ranging from food flavorings to real estate development. From 1989 through 2004, he was the President and Chief Executive Officer of Helix Technology Corporation, a publicly-held producer of innovative vacuum systems for the semiconductor industry. Mr. Lepofsky joined Helix in 1973. Mr. Lepofsky is also Vice-Chairman of the CareGroup Health System and a Director of Brooks Automation, Inc. Mr. Lepofsky holds a Bachelor of Science degree from Drexel Institute of Technology.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held ten (10) meetings during Fiscal 2006. The Board of Directors and the committees occasionally act by written consent when deemed appropriate. During Fiscal 2006, each of the Directors then serving as a Director attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Company does not have a policy with respect to Directors’ attendance at the Company’s Annual Meeting of Stockholders. One (1) Board member attended the Company’s 2005 Annual Meeting of Stockholders.

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the committees operates under a written charter which was adopted by the Board of Directors and is available on the Corporate Governance page in the Investors section of the Company’s website at www.moldflow.com. Information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Audit Committee

The Audit Committee has the authority to appoint, terminate and determine funding for the Company’s independent registered public accounting firm. The Audit Committee reviews the performance of the independent registered public accounting firm in the annual audit of the Company’s financial statements and internal control over financial reporting and in pre-approved assignments unrelated to the audit and approves all fees of the independent registered public accounting firm. The Audit Committee also reviews the scope and results of the audit with the independent registered public accounting firm, reviews the Company’s financial disclosures, reviews with management and the independent registered public accounting firm the Company’s annual operating results, considers the adequacy of the internal accounting procedures and considers matters related to the accounting firm’s independence. The Audit Committee currently consists of Messrs. Haydu, Brooks and Schechter and held eight (8) meetings during Fiscal 2006. The Board of Directors has determined that Messrs. Haydu, Brooks and Schechter are “independent” as such term is currently defined in the applicable listing standards of the National Association of Securities Dealers, Inc. (the “NASD Rules”), meet the criteria for independence set forth under the rules of the Securities and Exchange Commission, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Messrs. Haydu, Brooks and Schechter qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Stockholders should understand that this designation is a disclosure requirement of the Securities and Exchange Commission related to Messrs. Haydu’s, Brooks’ and Schechter’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Haydu, Brooks or Schechter any duties, obligations or liability that are greater than those that are generally imposed on them as members of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this Securities and Exchange Commission requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

In June, 2006, the Company initiated a voluntary internal review of its stock-based compensation practices. The Board of Directors established a special committee of the Audit Committee, consisting of Messrs. Brooks and Haydu, to review these matters. Neither the Company’s internal review nor the formation of the special committee was in response to any governmental investigation, whistleblower complaint or inquiries from media organizations. The special committee had one (1) meeting during Fiscal 2006 and four (4) meetings during fiscal 2007. The members of the special committee received no additional compensation for their work on the special committee. Upon completion of its review it was determined by the Board of Directors that the special committee was no longer required and it was disbanded as of September 8, 2006.

The written charter of the Audit Committee is attached hereto as Appendix A and is available in the Investors section of the Company’s website at www.moldflow.com.

Compensation Committee

The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options, restricted stock or other equity grants to be awarded to eligible persons under the 2000 Option Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee currently consists of Messrs. Schechter, Brooks and Lepofsky, each of whom is “independent” as such term is currently defined in the NASD rules, and held three (3) meetings during Fiscal 2006. The written charter of the Compensation Committee is available in the Investors Section of the Company’s website at www.moldflow.com.

Nominating and Corporate Governance Committee

The Nominating Committee oversees the qualification and nomination process for potential director candidates, reviews the continued qualification of existing directors and is responsible for corporate governance oversight. The Nominating Committee held two (2) meetings during Fiscal 2006 and currently consists of Messrs. Lepofsky and Brooks, each of whom is “independent” as such term is currently defined in the NASD Rules. The written charter of the Nominating and Corporate Governance Committee is available in the Investors Section of the Company’s website at www.moldflow.com.

In the course of reviewing potential director candidates, the Nominating Committee will consider nominees recommended by securityholders of the Company. When considering a potential candidate for membership on the Board of Directors, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, and shall be expected to effectively interact with other members of the Board of Directors to serve the long-term interests of the Company and its stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in the Company’s industry or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholder Recommendations for Director Candidates” beginning on page 18 of this Proxy Statement.

Director Compensation

During Fiscal 2006 each non-employee Director received a quarterly fee of $2,500 plus a fee of $1,000 for each meeting of a committee of the Board of Directors that they attended in person or by telephone conference. In addition, all Directors are reimbursed for travel and other expenses incurred in attending meetings in person.

Non-employee Directors are also eligible to participate in the 2000 Option Plan. Through September 7, 2006, the 2000 Option Plan provided that each non-employee Director received an option to acquire 10,000 shares of Common Stock upon election to the Board of Directors and an option to acquire an additional 7,500 shares of Common Stock following each Annual Meeting of Stockholders.

On September 8, 2006, the Board of Directors approved certain changes to the compensation of the Company’s non-employee Directors. Effective for the Company’s 2007 fiscal year, which began on July 1, 2006, each non-employee Director will receive an annual retainer of $25,000 with no additional payments for attendance at meetings. In addition, the Lead Director will receive an additional annual retainer of $20,000, the Chair of the Audit Committee will receive an additional annual retainer of $15,000 and the Chair of each of the Compensation Committee and the Nominating Committee will receive an additional annual retainer of $10,000. The annual retainers will be paid quarterly in equal installments.

The Board of Directors also approved a modification to the equity portion of the compensation payable to non-employee Directors. Beginning with the 2007 fiscal year, on the fifth day following each Annual Meeting of Stockholders, each non-employee Director will receive an award of restricted stock units valued at two times the annual retainer, with one-third of such restricted stock units vesting on each of the first, second and third anniversaries of the date of grant. The number of units will be determined with reference to the closing price of the Company’s Common Stock on the date of grant. The restricted stock units will allow the non-employee Directors to defer receipt of their vested shares of the Company’s Common Stock until the earlier of a change of control of the Company as defined in the Company’s 2000 Option Plan or until termination of his or her service as a Director. The vesting of the restricted stock units will automatically accelerate upon a change of control of the Company.

Securityholder Communications with the Board of Directors

Securityholders desiring to send communications to the Board of Directors, or any individual Director(s), may forward such communication to: Secretary, Moldflow Corporation, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. The mailing envelope should contain a notation indicating that the enclosed letter is a “Securityholder-Board Communication.” Any such communication should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Director(s). The Secretary of the Company or her designee will make a copy of any securityholder communication so received and promptly forward it to the Board of Directors or the particular Director(s), as the case may be.

Director Independence

The Board of Directors has determined that each of Messrs. Brooks, Haydu, Lepofsky and Schechter is “independent” as such term is currently defined in the NASD Rules. Therefore, a majority of the Company’s Board of Directors is currently comprised of independent Directors, as so defined.

Independent Directors of the Company regularly meet in executive sessions outside the presence of management. The presiding Director for these meetings is currently Mr. Brooks, who has been designated as Lead Director. Any interested party who wishes to make a concern known to the independent Directors or the Lead Director may forward such communication to: Secretary, Moldflow Corporation, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. The Secretary of the Company or her designee will make a copy of any communication so received and promptly forward it to Mr. Brooks.

EXECUTIVE OFFICERS

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below (unless previously set forth above). This information is current as of September 22, 2006.

Name	Age	Position

A. Roland Thomas	47	President and Chief Executive Officer
Christopher L. Gorgone	56	Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer
Lori M. Henderson	44	Executive Vice President, General Counsel and Secretary
G. Fred Humbert	44	Senior Vice President and General Manager, Manufacturing Solutions
Peter K. Kennedy	51	Executive Vice President and Chief Technology Officer
Ian M. Pendlebury	42	Executive Vice President of Product Development
Kenneth R. Welch	49	Executive Vice President and General Manager, Design Analysis Solutions

Christopher L. Gorgone has served as the Company’s Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer since January 2005. Prior to that, Mr. Gorgone served as a consultant for the Nuzzo Group providing operational, accounting and financial expertise in the financial services industry from March 2004 through November 2004. Prior to that, he served in various roles at both ACT Electronics and its predecessor company ACT Manufacturing, a contract manufacturer, including roles as Vice President of Administration, Treasurer and Chief Financial Officer from July 2000 through July 2003. ACT Manufacturing filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on December 21, 2001. Mr. Gorgone is a certified public accountant.

Lori M. Henderson has served as the Company’s Executive Vice President, General Counsel and Secretary since September 2005 and Vice President, General Counsel and Secretary since July 2002. Prior to that, Ms. Henderson served as the Company’s Corporate Counsel since January 1999.

G. Fred Humbert was named the Senior Vice President and General Manager of the Manufacturing Solutions Division in May 2006. He served as Vice President of Sales for the Company’s Manufacturing Solutions division from January 2004 through May 2006 and prior to that as Vice President of Sales for American MSI Corporation, a company acquired by Moldflow Corporation in January 2004, from January 1993 to May 2006. Mr. Humbert began employment with American MSI in September 1989.

Peter K. Kennedy has served as the Company’s Executive Vice President and Chief Technology Officer since September 2005 and the Company’s Vice President of Technology Development since July 2002. Previous to that, Mr. Kennedy had been employed by the Company in various technical and management roles since 1987.

Ian M. Pendlebury has served as the Company’s Executive Vice President of Product Development since September 2005 and the Company’s Vice President of Product Development since July 2002. Previous to that, Mr. Pendlebury had been employed by the Company in various product development and management roles since 1985.

Kenneth R. Welch has served as the Executive Vice President and General Manager of the Design Analysis Solutions Division since January 2004 and prior to that served as the Company’s Executive Vice President of Marketing and Field Services since August 2002. Prior to that, he was the Company’s Vice President of Marketing since 1996.

Each of the officers holds his or her respective office until the regular meeting of the Board of Directors following the Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during fiscal years 2004, 2005 and 2006 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company during Fiscal 2006 and up to two additional individuals, if any, for whom disclosures would have been required by this item but for the fact that the individual was not serving as an Executive Officer of the Company at the end of Fiscal 2006 (the “Named Executive Officers”).

Summary Compensation.  The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of fiscal 2004, 2005 and 2006.

Summary Compensation Table

				Long Term		All Other
				Compensation Awards		Compensation($)
				Restricted	Securities
	Annual Compensation			Stock	Underlying
			Bonus	Awards	Options
Name and Principal Position	Year	Salary($)	($)(1)	($)(2)	(Shares)

A. Roland Thomas	2006	268,976	—	286,001	25,081	2,059(3)
President and Chief	2005	247,200	125,000	—	75,000	2,059(3)
Executive Officer	2004	237,500	125,000	—	75,000	13,141(3)
Kenneth R. Welch	2006	224,016	23,000	162,050	14,211	9,963(4)
Executive Vice President	2005	203,750	58,500	—	7,500	12,327(4)
and General Manager,	2004	187,958	63,812	—	10,000	11,756(4)
Design Analysis Solutions
Christopher L. Gorgone(5)	2006	215,432	9,060	153,040	13,421	4,969(4)
Executive Vice President	2005	100,288	22,000	—	65,000	—
of Finance, Chief	2004	—	—	—	—	—
Financial Officer and Treasurer
Timothy L. Triplett(6)	2006	193,501	—	152,103	13,339	11,806(4)
Executive Vice President	2005	203,750	38,000	—	7,500	14,071(4)
and General Manager,	2004	50,000	27,666	—	35,000	1,698(4)
Manufacturing Solutions
Lori M. Henderson	2006	150,785	15,000	103,551	9,081	8,555(4)
Executive Vice President,	2005	145,375	26,700	—	6,000	8,293(4)
General Counsel and Secretary	2004	140,750	31,252	—	7,500	8,075(4)
Peter K. Kennedy	2006	134,116	3,268	99,453	8,721	53,873(7)
Executive Vice President and	2005	128,126	16,025	—	7,500	45,274(7)
Chief Technology Officer	2004	148,455	30,095	—	7,500	34,216(7)

(1)	Bonus amounts include amounts accrued with respect to the stated fiscal year, but have been paid out in the following fiscal year.

(2)	Reflects the value of restricted stock granted by the Company in Fiscal 2006. These shares are not vested on the date of grant, but vest as to one-third of the shares on each anniversary of the date of grant. Vesting is contingent on continued employment with the Company. On April 28, 2006, Mr. Triplett’s employment with the Company terminated. The restrictions may lapse upon the Named Executive Officer’s death or disability or in other situations, as set forth in the Named Executive Officer’s employment agreement. The restrictions will automatically lapse upon a change of control of the Company. Dividends, if any, are payable on the shares of restricted stock. As of the end of the last completed fiscal year (June 30, 2006), the number and value of the restricted stock holdings for each Named Executive Officer was as follows:

		Value of Restricted Shares
		Held Based on the Closing
	Number of Restricted	Market Price of Our Common
Officer	Shares Held	Stock on June 30, 2006 ($11.71)

A. Roland Thomas	18,632	$218,181
Kenneth R. Welch	10,557	123,622
Christopher L. Gorgone	9,970	116,749
Timothy L. Triplett	0	0
Lori M. Henderson	6,746	78,996
Peter K. Kennedy	6,479	75,869

(3)	In fiscal 2004, represents $11,243 in payments related to Mr. Thomas’ relocation from Australia to the United States and life and disability insurance purchased for Mr. Thomas’ benefit. In Fiscal 2005 and 2006, represents life and disability insurance purchased for Mr. Thomas’ benefit.

(4)	Contributions by the Company to the Named Executive Officer’s 401(k) account and life and disability insurance purchased for the Named Executive Officer’s benefit.

(5)	In fiscal 2005, Mr. Gorgone was employed by the Company from January 10, 2005 through June 30, 2005. In fiscal 2004, Mr. Gorgone was not employed by the Company.

(6)	In fiscal 2004, Mr. Triplett was employed by the Company from January 24, 2004 through June 30, 2004. In fiscal 2006, Mr. Triplett’s was employed by the Company from July 1, 2005 through April 28, 2006.

(7)	In fiscal 2004, constitutes $27,696 in reimbursed costs related to Mr. Kennedy’s scheduled relocation back to Australia from the United States, contributions to Mr. Kennedy’s superannuation account and life and disability insurance purchased by the Company on his behalf. In fiscal 2005 and 2006, constitutes a sacrifice of cash salary in return for an automobile reimbursement and contributions to Mr. Kennedy’s superannuation account.

Option Grants.  The following table sets forth certain information concerning the individual grants of options to purchase Common Stock of the Company to the Named Executive Officers of the Company during Fiscal 2006.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of	Percent of			Potential Realizable
	Securities	Total Options			Value at Assumed
	Underlying	Granted to	Exercise		Annual Rates of Stock
	Options	Employees	or Base		Price Appreciation for
	Granted	in Fiscal	Price Per	Expiration	Option Term(3)
Name	(#)(1)	Year(2)	($/Share)	Date	5%($)	10%($)

A. Roland Thomas	25,081	16.12%	15.35	9/28/2010	$106,367	$235,043
Kenneth R. Welch	14,211	9.14	15.35	9/28/2010	60,268	133,176
Christopher L. Gorgone	13,421	8.63	15.35	9/28/2010	56,918	125,773
Timothy L. Triplett(4)	13,339	8.58	15.35	5/28/2006	10,237	20,476
Lori M. Henderson	9,081	5.84	15.35	9/28/2010	38,512	85,101
Peter K. Kennedy	8,721	5.61	15.35	9/28/2010	36,985	81,727

(1)	The options set forth above become exercisable as to one-third of the total on the first anniversary of the grant date and in equal quarterly installments over the next two years. All options to purchase the Company’s Common Stock are subject to the employee’s continued employment and terminate five years after the grant date. In addition, these options vest upon any change of control of the Company as defined in the options and a portion of the options may accelerate upon the death or disability of the Named Executive Officer, and in certain other circumstances in accordance with the terms of the Named Executive Officer’s employment contract. All options were granted at fair market value on the date of grant.

(2)	Based on an aggregate of 155,529 options granted to employees in Fiscal 2006.

(3)	This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(4)	Mr. Triplett’s employment terminated on April 28, 2006.

Option Exercises and Option Values.  The following table sets forth information concerning the options exercised by the Named Executive Officers during Fiscal 2006 and the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at June 30, 2006.

Total Options Exercised in Fiscal 2006 and Year-End Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at June 30, 2006		Options at June 30, 2006
	Shares Acquired	Value	(#)(1)		($)(1)(2)
Name	upon Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

A. Roland Thomas	33,333	$456,662	373,500	62,581	$1,727,063	$36,938
Kenneth R. Welch	71,339	649,641	112,202	18,170	543,264	4,093
Christopher L. Gorgone	—	—	27,083	51,338	0	0
Timothy L. Triplett(3)	—	—	0	0	0	0
Lori M. Henderson	—	—	81,375	12,206	375,188	3,194
Peter K. Kennedy	—	—	89,417	12,471	482,143	3,694

(1)	The options set forth above become exercisable as to one-third of the total on the first anniversary of the grant date and vest quarterly thereafter over the next two or three years. All options are subject to the Named Executive Officer’s continued employment and terminate either eight years or five years after the grant date. These options also vest in full upon any change of control of the Company, as defined in the 2000 Option Plan and have accelerated vesting for a portion of the unvested shares in the event of termination without cause, death or disability. All options were granted at the fair market value on the date of grant as determined pursuant to the terms of the 2000 Option Plan.

(2)	Based on the last reported sale price on the Nasdaq National Market on June 30, 2006 ($11.71 per share) less the option exercise price.

(3)	Mr. Triplett’s employment terminated on April 28, 2006.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee is responsible for the oversight of all of the Company’s executive compensation policies and practices including benefits and perquisites. Compensation includes base salary, all forms of bonus pay, stock options, restricted stock or any other equity interests directly or indirectly related to the Company’s stock. The Compensation Committee is also responsible for making equity grants under the Company’s 2000 Option Plan and the Committee has, in limited circumstances, delegated authority to the Company’s Chief Executive Officer to make such awards. Members of the Compensation Committee are appointed by the Board of Directors annually at the first meeting of the Board following the Annual Meeting of Stockholders. The composition of the Compensation Committee reflects the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, Section 162(m) of the Internal Revenue Code of 1986, as amended, and the NASD rules as in effect from time to time.

Compensation Philosophy.  The objective of the Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company’s short- and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of public companies of similar size and in the same industry, as well as the Company’s performance as measured against its own financial objectives, and the long-term creation of shareholder value. In order to achieve these objectives the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation and the compensation package as a whole. Therefore, the compensation of the Chief Executive Officer and the other members of the senior management team currently consists of base salary, an annual cash bonus plan and long-term performance incentives in the form of stock options and restricted stock.

Base compensation is set to be competitive with public companies of a similar size and in a similar industry, taking into account regional requirements, historical levels and past performance of the executive. The Compensation Committee establishes the base salary of the Chief Executive Officer and reviews his recommendations with respect to the other senior executives. The cash bonus portion of the compensation for each executive is established by the Chief Executive Officer and reviewed by the Compensation Committee. Each executive officer is given an “at-plan” bonus target, but is also eligible to receive a smaller bonus level based on minimum achievement levels and may earn an additional “over-plan” bonus in the event of over-performance of plan objectives. The actual cash bonus payments for the executive officers in any year is determined based upon the achievement of business and financial goals that are established by the Committee at the beginning of each fiscal year. Cash bonus awards for any year may also include a discretionary amount which may be awarded by the Committee. For Fiscal 2006, the Company’s goals included the achievement of pre-established corporate revenue, operating profit and other non-financial business objectives related to its products and operations. Based on the actual level of achievement of these pre-established goals, the Compensation Committee awarded below plan cash bonuses to certain executive officers for the Company’s performance in Fiscal 2006. In addition, certain discretionary bonuses, based on the individual performance of the executive, were granted with respect to performance in Fiscal 2006. All cash bonuses relating to performance during Fiscal 2006 were paid during fiscal 2007.

The Compensation Committee believes that the equity ownership position of the Chief Executive Officer and the other senior executives is a significant factor in aligning the long-term interests of management and the stockholders. During Fiscal 2006, the Compensation Committee examined the Company’s historical equity granting practices in light of current public company best practices, shareholder expectations, equity management concerns and accounting considerations. These considerations included those related to the number of shares which remain available for grant under the 2000 Option Plan, the Company’s past and current overhang percentage and the rate at which the Company has historically issued potentially dilutive equity compensation.

The Compensation Committee determined that the equity awards for the executive officers during Fiscal 2006 would consist of both stock options and grants of restricted stock. This represented a departure from recent previous years during which the Company had used stock options as the exclusive form of equity compensation. The Committee came to this conclusion after balancing many relevant considerations, including the desire of the Committee that the executive officers build meaningful equity positions in the Company and the need to maximize the amount of time that the current pool of shares that have been approved by shareholders is available for use by the Company.

The Committee determined that for Fiscal 2006 the equity portion of each executive’s compensation would be valued as a percentage of approved base salary and “at-plan” cash bonus compensation. The value of the equity grant was determined by calculating the approximate expense to the Company of such equity compensation, given the current requirements of Financial Accounting Standards 123(R), which requires the current period expensing of the value of all equity based compensation. The Committee concluded that each executive officer, other than the CEO, would receive approximately 90% of the value of their Fiscal 2006 base salary and “at-plan” cash bonus compensation in the form equity awards, of which 65% of such value would be in the form of restricted stock and 35% of such value would be in the form of stock options. In order to determine the expense to the Company of the stock option grants, the options were valued at the date of grant using the Black Scholes valuation method used by the Company for financial accounting purposes. The expense to the Company of the restricted stock was determined by the market value of the shares on the date of grant. In accordance with the requirements of the 2000 Plan, the shares of restricted stock have a three-year time-based vesting provision pursuant to which the shares vest in equal installments over three years on each anniversary of the date of grant. The stock options vest as to one-third of the shares after one year and the reminder vest quarterly in equal installments thereafter.

At the end of Fiscal 2006 the Compensation Committee engaged an independent compensation consultant to evaluate the Company’s executive compensation plans and practices and provide input and analysis regarding the compensation plans and practices at a peer group of companies. The work of the consultant was not used in establishing compensation for Fiscal 2006, but has been and will continue to be used in establishing and measuring compensation during fiscal 2007.

Compensation of the Chief Executive Officer.  In determining the compensation of Mr. Thomas for Fiscal 2006, the Compensation Committee reviewed information regarding the compensation paid to the chief executive officers of comparable companies and evaluated Mr. Thomas’ achievement of corporate and individual objectives for the previous fiscal year. For Fiscal 2006, Mr. Thomas’ base salary was set at $275,000, which the Committee believed was consistent with peer group norms and Mr. Thomas’ prior experience. Mr. Thomas’ “at-plan” bonus for the year, based on at plan performance of the goals established under the Fiscal 2006 cash bonus plan, was set at $125,000. Mr. Thomas’ bonus plan also included certain minimum levels of achievement that could result in the payment of a smaller bonus, and certain overachievement goals that could result in the payment of a larger bonus. In addition, the Committee retains the discretion to award additional bonus amounts to Mr. Thomas.

Based on the level of achievement of the bonus plan objectives for Fiscal 2006, Mr. Thomas was eligible to receive a portion of his “at-plan” cash bonus. Mr. Thomas voluntarily forfeited such bonus and did not receive any cash bonus for Fiscal 2006.

During Fiscal 2006, the Committee determined that Mr. Thomas would receive an equity grant with a value equal to 110% of his base salary and “at plan” cash bonus compensation. As with the executive officers, 65% of such value was granted in the form of restricted stock and 35% of such value was granted in the form of stock options. Mr. Thomas was granted 18,632 shares of restricted stock and options to purchase 25,081 shares of Common Stock. The restricted stock and the options have the same vesting provisions as described above with respect to the grants to the other executive officers.

Deductibility of Executive Compensation.  The Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million dollars. This limitation does not apply, however, to compensation that meets the requirements under the Code for “qualified performance-based” compensation (compensation that is paid pursuant to pre-established performance goals based on criteria that is approved by stockholders). Considering the Company’s current compensation plans and policy, the Company and the Committee believe that, for the near future, it is unlikely that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company’s compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

No portion of the Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Submitted by the Compensation Committee:

Roger E. Brooks
Robert J. Lepofsky
Robert P. Schechter

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

For Fiscal 2006, the members of the Compensation Committee were Messrs. Brooks, Lepofsky and Schechter, none of whom is, or was at any time during or before Fiscal 2006, an officer or employee of the Company or any of its subsidiaries or has received any compensation from the Company within the last three years other than in his capacity as a Director.

Shareholder Return Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Index for the period commencing June 30, 2001 and ending June 30, 2006. The calculation of total cumulative return assumes a $10,000 investment in the Company’s Common Stock, the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Index on June 30, 2001 and the reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MOLDFLOW CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*	$10,000 invested on 6/30/01 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

Employment Agreements with Named Executive Officers

The Company is a party to amended and restated employment agreements, dated as of July 8, 2005, with each of Messrs. Thomas, Gorgone, Triplett, Kennedy and Welch and Ms. Henderson (the “Employment Agreements.”). On April 28, 2006, Mr. Triplett terminated his employment agreement with the Company on a voluntary basis and he did not receive any compensation following termination of employment. Each Employment Agreement is for a period of one year, and will be automatically extended for one additional year on the anniversary date unless either party has given notice that it does not wish to extend the agreement. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive. The Employment Agreements require our executive officers to refrain from competing with the Company and from soliciting our employees for a period of twelve months following termination for any reason. Each Employment Agreement also provides for certain lump sum payments and benefits for an executive officer should his or her employment with us be terminated because of death or disability, by the executive for good reason or by the Company without cause, as further defined in the Employment Agreements. In general, in the case of a termination by the executive officer for good reason, or by the Company without cause, the executive officer will receive a lump sum payment of one year of cash compensation, including base salary and an average of cash bonuses paid over the past five years, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next twelve months. Upon a change of control, as defined in the Employment Agreements, the executive officer is eligible for a lump sum payment of eighteen months of cash compensation, including base salary and on-target cash bonus for the current fiscal year, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock. Mr. Thomas’ agreement also includes certain provisions (i) requiring the Company to increase payments to him following a change in control in the event that amounts paid to him would subject him to the excise tax imposed by Section 4999 of the Code, (ii) relating to the relocation of Mr. Thomas and his family back to Australia in the event that he terminates his employment for good reason, is terminated without cause or in the event of a change of control, and (iii) providing that the Company will reimburse Mr. Thomas in the event that he incurs certain adverse tax consequences due to his expatriate assignment in the United States.

INFORMATION REGARDING MOLDFLOW STOCK OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Section 16 Persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal Year 2006, all Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

Security Ownership of Certain Beneficial Owners

The following table represents certain information about persons, other than the Company’s executive officers and directors, or entities known to the Company to own, directly or indirectly, more than five percent of the Company’s Common Stock as of September 15, 2006.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)

Fidelity Management & Research	1,706,177	15.1%
1 Federal Street
Boston, MA 02210(2)
Trigran Investments, Inc.	927,631	8.2%
3201 Old Glenview Road Suite 235
Wilmette, IL 60091(3)

(1)	Based on 11,298,555 shares outstanding on September 15, 2006.

(2)	Based on information contained in Fidelity Management & Research’s (“Fidelity”) publicly available filing on Form 13F filed with the Securities and Exchange Commission for the period ending June 30, 2006 which indicates that Fidelity has voting and dispositive power over 1,706,177 shares.

(3)	Based on information contained in Trigran Investments’ (“Trigran”) publicly available filing on Form 13F filed with the Securities and Exchange Commission for the period ending June 30, 2006 which indicates that Trigran has shared voting and dispositive power over 927,631 shares.

Security Ownership of Management

The following table represents certain information as to each Director and Named Executive Officer of the Company and by all Directors and Named Executive Officers as a group, each as of September 15, 2006, based on representations to the Company by each Director and Named Executive Officer with respect to such person’s beneficial ownership. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable. The address of the listed stockholders is c/o Moldflow Corporation, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 15, 2006 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)

A. Roland Thomas(2)	586,207	5.0%
Kenneth R. Welch(3)	182,862	1.6%
Peter K. Kennedy(4)	157,600	1.4%
Lori M. Henderson(5)	96,307	*
Christopher L. Gorgone(6)	62,824	*
Roger E. Brooks(7)	37,216	*
Frank W. Haydu III(8)	33,250	*
Robert P. Schechter(9)	31,250	*
Robert J. Lepofsky(10)	13,750	*
Timothy L. Triplett(11)	0	*
All executive officers and Directors as a group (11 persons)(12)	1,313,313	10.9%

*	Less than 1%.

(1)	Based on 11,298,555 shares outstanding on September 15, 2006. The total number of shares used in calculating the percentages also assumes that only the currently exercisable options or options which become exercisable within 60 days of September 15, 2006 held by the person to acquire shares are exercised, but does not include the number of shares underlying options held by any other person.

(2)	Includes 125,707 shares held by Mr. Thomas’ spouse. Also includes 368,610 shares that may be acquired within 60 days of September 15, 2006.

(3)	Includes 94,023 shares that may be acquired within 60 days of September 15, 2006.

(4)	Includes 43,957 shares owned by Mr. Kennedy’s spouse, 500 shares owned by a company over which Mr. Kennedy has ownership and 21,199 shares that may be acquired within 60 days of September 15, 2006.

(5)	Includes 78,527 shares that may be acquired within 60 days of September 15, 2006.

(6)	Includes 42,389 shares that may be acquired within 60 days of September 15, 2006.

(7)	Includes 31,250 shares that may be acquired within 60 days of September 15, 2006.

(8)	Includes 31,250 shares that may be acquired within 60 days of September 15, 2006.

(9)	Includes 31,250 shares that may be acquired within 60 days of September 15, 2006.

(10)	Includes 13,750 shares that may be acquired within 60 days of September 15, 2006.

(11)	Mr. Triplett is no longer employed by the Company.

(12)	Includes 802,181 shares that may be acquired within 60 days of September 15, 2006.

Market Value

On June 30, 2006, the closing price of a share of the Company’s Common Stock on the Nasdaq National Market was $11.71.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended June 30, 2006 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2006 with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility to perform an independent audit of those financial statements and the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee regularly reviews the Company’s Quarterly Reports filed on Form 10-Q and meets with the independent registered public accounting firm from time to time at the request of either the Audit Committee or the independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company and its management, and the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

On March 7, 2006, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. On March 9, 2006, the Audit Committee engaged Grant Thornton LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the year ending June 30, 2006 and to review the financial statements to be included in the Company’s quarterly report on Form 10-Q beginning with the quarter ending March 31, 2006.

During the course of the fiscal year ended June 30, 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee and its members individually were kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the Company’s independent registered public accounting firm at committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as well as Grant Thornton’s LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending June 30, 2007.

In reliance on its review and discussions and the Report of the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006, which has been filed with the Securities and Exchange Commission.

In June, 2006, the Company initiated a voluntary internal review of its stock-based compensation practices. The Board of Directors established a special committee of the Audit Committee, consisting of

Messrs. Brooks and Haydu, to review these matters. Neither the Company’s internal review nor the formation of the special committee was in response to any governmental investigation, whistleblower complaint or inquiries from media organizations. The special committee had one (1) meeting during Fiscal 2006 and four (4) meetings during Fiscal 2007. The members of the special committee received no additional compensation for their work on the special committee. Upon completion of its review it was determined by the Board of Directors that the special committee was no longer required and it was disbanded as of September 8, 2006.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Submitted by the Audit Committee:

Frank W. Haydu III
Roger E. Brooks
Robert P. Schechter

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, e-mail or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies for a fee plus reimbursement of expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company on or before June 8, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, Moldflow Corporation, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701.

The Company’s by-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the by-laws, to the Company’s Secretary at its principal executive office not less than 90 days or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the 120th day prior to the scheduled date of such meeting and not later than the later of (i) the 10th day after the date of public disclosure of the date of such meeting, or (ii) the 90th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to the Secretary of the Company, Moldflow Corporation, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701, who will forward all recommendations to the Nominating Committee. All securityholder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting. All securityholder recommendations for Director candidates must include: (1) the name and address of record of the securityholder, (2) a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate, (4) a description of the qualifications and background of the proposed Director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, (5) a description of all arrangements or understandings between the securityholder and the proposed Director candidate, (6) the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and (7) any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2007. Grant Thornton LLP has served as the independent registered public accounting firm for the Company since March 9, 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions from stockholders.

On March 7, 2006, the Company dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. The decision to dismiss PricewaterhouseCoopers LLP was approved by the Audit Committee of the Board of Directors of the Company. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended June 30, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended June 30, 2005 and 2004 and through March 7, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the financial statements of the Company for such years. During the years ended June 30, 2005 and 2004 and through March 7, 2006, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

On March 9, 2006, the Company engaged Grant Thornton LLP as its new independent registered public accounting firm to audit the Company’s financial statements for the year ended June 30, 2006 and to review the financial statements to be included in the Company’s quarterly report on Form 10-Q beginning with the quarter ended March 31, 2006. Prior to the engagement of Grant Thornton LLP, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton LLP during the Company’s two most recent fiscal years and through March 9, 2006, in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Fees for professional services provided by Grant Thornton LLP and PricewaterhouseCoopers LLP, in each of the following categories, are set forth in the table below. Fiscal 2005 fees for professional services were incurred solely by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm from 1996 until March 7, 2006. Audit Fees included fees associated with the audit of the Company’s consolidated financial statements, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits required for certain international subsidiaries. Audit-Related Fees in each year included assistance with internal control reviews as well as consultations concerning financial accounting and reporting standards. Tax Fees included domestic and international tax compliance, tax advice and tax planning.

	Year Ended	Year Ended
	June 30, 2006	June 30, 2005

Audit Fees	$1,429,000	$1,660,000
Audit-Related Fees	48,000	40,000
Tax Fees	341,000	709,000
All Other Fees	—	—

Total	$1,818,000	$2,409,000

All of the audit, audit-related, tax and all other services provided by our independent registered public accounting firms in fiscal years 2006 and 2005 were approved by the Audit Committee by means of specific pre-approvals by the Audit Committee. All non-audit services provided in fiscal years 2006 and 2005 were reviewed by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP and Grant Thornton LLP was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics and Business Conduct, that is applicable to all Directors, officers and employees of the Company and its subsidiaries, and a Code of Ethics for CEO and Senior Financial Officers, that includes additional provisions and is applicable to the Company’s CEO, CFO, principal accounting officer and controller. Both the Code of Ethics and Business Conduct and the Code of Ethics for CEO and Senior Financial Officers are available on the Corporate Governance page in the Investors section of the Company’s website at www.moldflow.com. The Company intends to post any amendments to or waivers from the Code of Ethics for CEO and Senior Financial Officers at this location on its website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 1:00 A.M. UNITED STATES EASTERN STANDARD TIME ON NOVEMBER 17, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

APPENDIX A
MOLDFLOW CORPORATION
Audit Committee Charter
I.        General Statement of Purpose
           The Audit Committee of the Board of Directors (the “Audit Committee”) of Moldflow Corporation (the “Company”) oversees on behalf of the Board of Directors (the “Board”) management’s and the independent auditor’s participation in the Company’s financial reporting process and the Company’s procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company’s financial statements and system of internal controls and the independence and performance of the Company’s external independent auditor.
II.       Audit Committee Composition
           The Audit Committee shall consist of at least three members, who shall be appointed annually by the Board, or a nominating committee of the Board, and shall satisfy the independence and qualification requirements of the National Association of Securities Dealers, Inc. and the criteria for independence set forth in the Sarbanes-Oxley Act of 2002 (the “S-O Act”). The Board shall designate one member of the Audit Committee to be Chairman of the committee.
III.      Meetings
           The Audit Committee generally is to meet at least four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.
IV.      Audit Committee Activities
           The principal activities of the Audit Committee will generally include the following:
A.	Review of Charter
•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.
B.	Matters Relating to Selection, Performance and Independence of Independent Auditor
•	The Audit Committee shall have the sole authority to appoint, terminate and determine funding for the Company’s independent auditor.
•	The Audit Committee will be directly responsible for the oversight of the work of the independent auditor.
•	Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.
•	The Audit Committee will pre-approve all auditing services and the terms thereof and allowable non-audit services and the terms thereof to be provided to the Company by the independent auditor in accordance with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).
•	Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor’s independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors, including the written disclosures and the letter required by Independence Standards Board Standard No. 1 as may be modified or supplemented. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.
C.	Audited Financial Statements and Annual Audit
•	Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company’s accounts and preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).
•	Review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor:
(i)	the Company’s annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;
(ii)	the adequacy of the Company’s internal controls and procedures that could significantly affect the integrity of the Company’s financial statements, including a review of management’s assessment of its internal control over financial reporting and the independent auditor’s audit of such assessment;

(iii)	major changes in and other questions regarding accounting and auditing principles and procedures and the Company’s internal control over financial reporting; and
(iv)	the effectiveness of the Company’s internal audit process (including evaluations of its Senior Accounting Executive and any other relevant personnel).
•	Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others. This review shall include considering:
(i)	any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and
(ii)	any changes required by the auditor in the scope or performance of the Company’s external audit.
•	Review and discuss major changes to the Company’s auditing and accounting principles and practices that have occurred or as may be suggested by the independent auditor or management.
•	Discuss with the independent auditor such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 “Communication with Audit Committees or Others with Equivalent Authority and Responsibility” (“SAS 61”), as amended by SAS No. 89 “Audit Adjustments”, and SAS No. 90, “Audit Committee Communications.”
•	Review and discuss with the independent auditor any management letter provided by the auditor and the Company’s response to that letter.
•	Review and discuss with the independent auditors the matters required to be reported by such auditors pursuant to Section 10A(k) of the Exchange Act, including but not limited to (1) all critical accounting policies and practices used by the Company, (2) alternative accounting treatments that have been discussed with management along with the potential ramifications of using those alternatives and the treatment preferred by the independent auditor, and (3) other material written communications provided by the auditor to management..
•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s annual Report on Form 10-K.
•	Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor’s independence.
•	Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.
D.	Unaudited Quarterly Financial Statements
•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings or the filing of the Form 10-Q. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman’s or Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, “Interim Financial Information”.
E.	Procedures for Addressing Complaints and Concerns
•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
F.	Matters Relating to the Independence of the Audit Committee
•	Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member’s ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in the Marketplace Rules of the National Association of Securities Dealers, Inc.

G.	General
•	The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged shall determine the compensation or fees payable to such counsel or other advisors.
•	The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.
•	As necessary, the Audit Committee will monitor the activities of the Company’s legal counsel, including periodic reviews with such counsel regarding material legal matters and the Company’s legal compliance.
•	The Audit Committee will provide oversight of the Company’s implementation of an ethics policy and of the process established to insure compliance with such policy.
•	The Audit Committee will perform such other oversight functions as may be requested by the Board.
•	In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.
Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether or not the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.
Adopted by the Board of Directors on September 12, 2005.

Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card 123456 C0123456789 12345
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
A.  Election of two Class I Directors.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — A. Roland Thomas	☐	☐

02 — Robert P. Schechter	☐	☐
In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

B.  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person of the corporation or partnership, stating his or her title or authority.
Date (mm/dd/yyyy) Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box

Proxy — MOLDFLOW CORPORATION
492 OLD CONNECTICUT PATH, SUITE 401
FRAMINGHAM, MA 01701
Proxy for the 2006 Annual Meeting of Stockholders November 17, 2006
This Proxy is Solicited on Behalf of the Board of Directors of Moldflow Corporation
The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 13, 2006, and hereby constitutes and appoints Christopher L. Gorgone, Lori M. Henderson and A. Roland Thomas (the “Proxies”) and each of them, as Proxies of the undersigned, each with the power to appoint a substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Moldflow Corporation, held of record by the undersigned on September 22, 2006, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, November 17, 2006 at 10:00 a.m., local time, and at any adjournments or postponements thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are indicated, this proxy will be voted FOR the election of the nominees set forth in Proposal 1. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the postage paid envelope provided.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE
The Board of Directors Recommends a Vote FOR Proposal 1
Appearing on the Reverse Side hereof

Your vote is important. Please vote immediately.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the Telephone (within U.S. and Canada) To vote using the Internet • Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on • Go to the following web site: a touch tone telephone. There is NO CHARGE to you for the call. WWW.COMPUTERSHARE.COM/EXPRESSVOTE · Follow the simple instructions provided by the recorded message. • Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Eastern Time, on November 17, 2006.
THANK YOU FOR VOTING